Exhibit 99.1

News Release

Media Contact:
Mary Davis
(734) 477-1374

Borders Group to Submit Hilco and Gordon Brothers Proposal to Court for Approval

Hilco and Gordon Brothers to purchase store assets of the business and administer liquidation process

Borders extends gratitude to dedicated employees and loyal customers

Ann Arbor, July 18, 2011 — Borders Group reported today that, in accordance with the terms of its financing agreement, the Company will submit to the Court for approval the previously-announced proposal from Hilco and Gordon Brothers to purchase the store assets of the business and administer the liquidation process. Borders said that, in the absence of a formal proposal from a going concern bidder, it did not require an auction prior to presenting the proposal to the Court at a scheduled hearing on Thursday, July 21, 2011.

“Following the best efforts of all parties, we are saddened by this development,” said Borders Group President Mike Edwards. “We were all working hard towards a different outcome, but the headwinds we have been facing for quite some time, including the rapidly changing book industry, eReader revolution, and turbulent economy, have brought us to where we are now,” he added.

“For decades, Borders stores have been destinations within our communities, places where people have sought knowledge, entertainment, and enlightenment and connected with others who share their passion. Everyone at Borders has helped millions of people discover new books, music, and movies, and we all take pride in the role Borders has played in our customers’ lives,” Edwards continued, “I extend a heartfelt thanks to all of our dedicated employees and our loyal customers.”

Borders currently operates 399 stores and employs approximately 10,700 employees. Subject to the Court’s approval, under the proposal, liquidation is expected to commence for some stores and facilities as soon as Friday, July 22, with a phased rollout of the program which is expected to conclude by the end of September. Borders intends to liquidate under Chapter 11 of the Bankruptcy Code and, as a result, Borders expects to be able to pay vendors in the ordinary course for all expenses incurred during the bankruptcy cases.

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About Borders Group, Inc.
Headquartered in Ann Arbor, Mich., Borders Group, Inc. is a leading specialty retailer of books as well as other educational and entertainment items. Online shopping is offered through borders.com. Find author interviews and vibrant discussions of the products we and our customers are passionate about online at facebook.com/borders, twitter.com/borders and youtube.com/bordersmedia. For more information about the Company, visit borders.com/media.

Safe Harbor Statement
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. One can identify these forward-looking statements by the use of words such as “expect,” “believe,”“planning,” “possibility,” “opportunity,” “goal,” “will,” “may,” “intend,” “anticipates,” “working toward” and other words of similar meaning. One can also identify them by the fact that they do not relate strictly to historical or current facts. These statements are subject to risks and uncertainties that could cause actual results and plans to differ materially from those included in the company’s forward-looking statements.

These risks and uncertainties include but are not limited to (i) the ability of the company to continue as a going concern, (ii) the company’s ability to obtain Bankruptcy Court approval with respect to motions in the Chapter 11 cases, (iii) the ability of the company and its subsidiaries to prosecute, develop and consummate one or more plans of reorganization with respect to the Chapter 11 cases, (iv) the effects of the company’s bankruptcy filing on the company and the interests of various creditors, equity holders and other constituents, (v) Bankruptcy Court rulings in the Chapter 11 cases and the outcome of the cases in general, (vi) the length of time the company will operate under the Chapter 11 cases, (vii) risks associated with third party motions in the Chapter 11 cases, which may interfere with the company’s ability to develop and consummate one or more plans of reorganization once such plans are developed, (viii) the potential adverse effects of the Chapter 11 proceedings on the company’s liquidity or results of operations, (ix) the ability to execute the company’s business and restructuring plan, (x) increased legal costs related to the company’s bankruptcy filing and other litigation, (xi) the company’s ability to maintain contracts that are critical to its operation, to obtain and maintain normal terms with its vendors, landlords and service providers and to retain key executives, managers and employees.

In the event that the risks disclosed in the company’s public filings and those discussed above cause results to differ materially from those expressed in the company’s forward-looking statements, the company’s business, financial condition, results of operations or liquidity, and the interests of creditors, equity holders and other constituents, could be materially adversely affected.

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